UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2011

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned Retirement of Chief Executive Officer.  As part of a transition plan under consideration for some time, on June 1, 2011 Mr. William L. Mansfield will resign as our Chief Executive Officer but will continue to serve as Chairman of our Board of Directors.  Mr. Mansfield will continue to be employed by the Corporation, with his expected working hours to be less than 20% of full time equivalent status.  He will no longer be an executive officer, and the material terms of his compensation will remain unchanged through completion of the fiscal year.  Mr. Mansfield’s reduced responsibilities after June 1 will allow him to receive a distribution of his SERP balance in December 2011, in accordance with the terms of his SERP.

Appointment of New Chief Executive Officer. On February 17, 2011, Mr. Gary E. Hendrickson, age 54, was appointed as our President and Chief Executive Officer, effective on June 1, 2011 (the “Commencement Date”). Mr. Hendrickson has been President and Chief Operating Officer of the Corporation since February 2008 and a director since August 2009.  Prior to February 2008, Mr. Hendrickson was Senior Vice President since July 2005.

Agreement with New Chief Executive Officer. On February 17, 2011, we entered into an agreement with Mr. Hendrickson to become our President and Chief Executive Officer effective on the Commencement Date.

Effective on the Commencement Date, Mr. Hendrickson will receive a base salary of $800,000 per year.

Mr. Hendrickson’s total incentive opportunities for fiscal 2011 will reflect seven months as Chief Operating Officer and five months as Chief Executive Officer. He will continue to receive annual cash bonuses under the Corporation’s Key Employee Annual Bonus Plan (“Key Employee Plan”), with his target increased to 110% of base salary earnings. His prorated target bonus for fiscal 2011 will be $696,250. His actual payout will range from zero to 200% of the target level, depending on achievement of fiscal 2011 corporate performance measures for growth in net income, net sales and pre-tax return on capital.

As a continuing participant in our Key Employee Plan, a Long-Term Incentive Target Value (“LTI Target”) is established annually for Mr. Hendrickson.  Beginning in fiscal 2011, half of the LTI Target for each year is granted in the form of a stock option, one quarter of the LTI Target represents a targeted level of restricted stock and the remaining one quarter of the LTI Target represents a targeted level of cash-settled restricted stock units.  The actual amount of restricted stock and restricted stock units (together, “restricted awards”) earned is contingent on achievement of financial performance goals for the fiscal year.  The actual value of the restricted awards will range from zero to 125% of the target level, depending on performance during the fiscal year against the goals set in the first quarter of each fiscal year.  The performance goals for determining the amounts of the grants of restricted awards are the same as the performance goals for the annual cash bonus.  Restricted stock and restricted stock unit grants are subject to forfeiture for three years from the date of grant if the participant’s employment with the Corporation terminates for any reason other than death, disability, retirement or a change in control of the Corporation.  The restricted stock units are paid out in the form of cash upon vesting. In connection with his election as Chief Executive Officer, Mr. Hendrickson’s LTI Target is being increased to $3,000,000.  His prorated restricted award target for fiscal 2011 is $1,400,000.

To provide an additional benefit and incentive for Mr. Hendrickson to remain with the Corporation through his retirement at or after age 60, we will grant Mr. Hendrickson on the Commencement Date a one-time cash-settled restricted stock unit (“RSU”) award valued at $4,000,000.  The number of shares of common stock of the Corporation initially represented by the RSU award will be calculated by dividing the average closing price of the Corporation’s common stock on the ten trading days prior to the Commencement Date by the value of the RSU award.  The entire RSU award will vest on September 13, 2016, which is the date on which Mr. Hendrickson will reach age 60, or earlier in the event of death with his spouse surviving, disability, a change in control or termination without cause. The RSU award is payable to Mr. Hendrickson six months after his retirement or other separation from the Corporation after the vesting date, but is subject to forfeiture if Mr. Hendrickson is terminated for cause.  Cause is defined as willful and continued failure of Mr. Hendrickson to perform substantially his duties, after a written demand specifying the failure is delivered by the board of directors, or the willful engaging by him in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation. Mr. Hendrickson will also receive dividend equivalent amounts on the RSU award, payable quarterly in the form of additional share units under the RSU award, subject to the same terms as the underlying RSUs.

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The Corporation has entered into agreements with certain key employees, including Mr. Hendrickson, providing for the continued employment of such executives for a period of up to two years following a change in control of the Corporation.  The terms of Mr. Hendrickson’s agreement are not changed as a result of his appointment as Chief Executive Officer.  During such two-year period, executives would continue to be employed and compensated commensurate with their positions and compensation prior to the change in control.  Each agreement continues in effect until the earlier of (i) a termination of the executive’s employment prior to the occurrence of a change in control or (ii) a payment event shall have occurred and the Corporation shall have satisfied all of its obligations under the agreement.  Payment event means the occurrence of a change in control coincident with or followed at any time before the end of 24-month period immediately following the month in which the change in control occurred, by the termination of the executive’s employment with the Corporation or a subsidiary for any reason other than:  (a) by the executive without good reason; (b) by the Corporation as a result of the disability of the executive or for cause; or (c) as a result of the death of the executive.  Payments required under each agreement include a severance payment amount which, in the case of such executives, including Mr. Hendrickson, is equal to:  (a) the higher of:  (i) three times the sum of executive’s annual base salary in effect prior to the change in control and the target potential amount payable to the executive under all incentive compensation plans with a performance period commencing coincident with or most recently prior to the date on which a payment event occurs, assuming continuous employment until the end of the performance period (the “applicable incentive amount”) or (ii) three times the sum of executive’s annual base salary in effect prior to the payment event and the applicable incentive amount; plus (b) the pro rata portion of the applicable incentive amount for the year during which the termination occurs.  The Corporation will also pay any excise taxes that the executive may incur as a result of such payments, and any income and excise taxes on such excise tax payments.

The agreement with Mr. Hendrickson also provides that the Corporation will continue to provide certain other benefits, including continued participation in all applicable benefit plans; payment of reasonable business expenses including club membership, medical examinations and financial planning services.

In connection with these arrangements, Mr. Hendrickson will agree not to compete with the Corporation or solicit any of the Corporation’s employees for three years following termination of his employment.

Waiver of Service Tenure Limits.  On February 17, 2011, the Board of Directors waived the years of service tenure limit under the Corporation’s Principles of Corporate Governance to allow Gregory R. Palen, a Class III director, to serve the remainder of his unexpired term ending February 2013.

Retirement of Director.  On February 17, 2011, Charles W. Gaillard retired from the Board of Directors and the Compensation and Nominating and Governance Committees upon reaching the Corporation’s age limit for directors.

Item 7.01.	Regulation FD Disclosure.

On February 17, 2011, The Valspar Corporation issued a press release.  A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

99.1        Press Release dated February 17, 2011, furnished herewith and incorporated herein by reference as Exhibit 99.1

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: February 17, 2011	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 17, 2011.

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